EXHIBIT 99.1

QUIPT HOME MEDICAL REPORTS FISCAL SECOND QUARTER 2025 RESULTS

Posts Strong Adjusted EBITDA of 23.3% of Revenue

Cincinnati, Ohio – May 12, 2025 – Quipt Home Medical Corp. (“Quipt” or the “Company”) (NASDAQ: QIPT; TSX: QIPT), a U.S. based home medical equipment provider, focused on end-to-end respiratory care, today announced its fiscal second quarter 2025 financial results and operational highlights. These results pertain to the three and six months ended March 31, 2025, and are reported in United States dollars.

Conference Call

Quipt will host its Earnings Conference Call on Tuesday, May 13, 2025 at 10:00 a.m. (ET). Interested parties may participate in the call by dialing 1 (833) 752-3722 or 1 (647) 846-8549.

A live webcast of the call will be accessible via the investor section of the Company’s website through the following link: www.quipthomemedical.com, and a replay will be available on the investor section of the Company’s website for at least the first year following the event.

Financial Highlights:

●	Revenue for Q2 2025 was $57.4 million compared to $61.3 million for Q2 2024, representing a 6% decrease. Revenue was impacted by the following:

o	Ongoing headwinds from the withdrawal of Medicare Advantage members following a capitated agreement that went to other providers in the industry. In addition, in November 2024, a disposable supply contract in which the Company was a participant was not renewed, contributing to the overall revenue impact.

o	Seasonal weakness tied to patient deductible resets resulted in modestly lower re-supply volumes during the first half of the quarter; however, the Company has seen improved momentum in volume exiting both March and April 2025.

●	Revenue for the six months ended March 31, 2025 decreased to $118.8 million, compared to $123.8 million for the six months ended March 31, 2024, representing a decrease of 4%.
●	Recurring Revenue[1] for Q2 2025 continues to be strong at 81% of total revenue.
●	Adjusted EBITDA[1] for Q2 2025 was $13.4 million (23.3% of revenue) compared to $14.9 million (24.3% of revenue) for Q2 2024, representing a 10% decrease.
●	Adjusted EBITDA[1] of $27.4 million (23.0% of revenue) for the six months ended March 31, 2025, compared to $30.2 million (24.4% of revenue) for the six months ended March 31, 2024, a decrease of 9%.
●	Net income (loss) for Q2 2025 was ($3.0) million, or ($0.07) per diluted share, compared to ($0.7) million, or ($0.02) per diluted share, for Q2 2024.

●	Cash flow from operations was $18.2 million for the six months ended March 31, 2025, compared to $14.9 million for the six months ended March 31, 2024.
●	The Company reported $17.1 million of cash on hand as of March 31, 2025 as compared to $15.5 million of cash on hand as of December 31, 2024. Total credit availability of $30.7 million as of March 31, 2025, with $9.7 million available on a revolving credit facility and $21.0 million available pursuant to a delayed-draw term loan facility.
●	The Company maintains a conservative balance sheet with Net Debt to Adjusted EBITDA Leverage Ratio[1] of 1.5x.

Operational Highlights:

●	The Company’s customer base declined 2% year-over-year, serving 146,000 unique patients as of March 31, 2025, compared to 149,000 unique patients as of March 31, 2024.
●	Completed 203,000 unique set-ups/deliveries in Q2 2025, a 3% decrease from 210,000 set-ups/deliveries in Q2 2024.
●	Respiratory resupply set-ups/deliveries decreased 4% year-over-year, totaling 111,000 in Q2 2025.

EXHIBIT 99.1

●	Launched two new De Novo sites during the quarter in Florida and Alabama, expanding the Company’s national footprint.
●	Successfully expanded the Company’s product portfolio with the launch of a new Medicare-approved airway clearance device, further supporting higher-acuity respiratory care.
●	Referral network expansion efforts accelerated, deepening engagement with physicians, hospitals, and health systems to drive incremental patient volume.
●	Introduced the Quipt Sales Accelerator program, a new initiative to enhance sales team performance and execution across key markets.

Management Commentary:

“While our second quarter performance was softer than expected, we remain focused on returning to a sustainable growth trajectory,” said Gregory Crawford, Chairman and CEO of Quipt. “Over the last several months, we have taken targeted actions to strengthen our future organic growth execution, expand referral networks, and enhance operational efficiency. We are pleased with the strength of our Adjusted EBITDA1 in the face of the revenue decrease, which was solid at 23.3% of revenue, underscoring the structural improvements we made across the organization since late 2024.

Looking ahead, our highest strategic priority is to reignite organic growth and utilize our scalable playbook that allows us to partner with healthcare systems in a more integrated way. We see a meaningful opportunity to embed Quipt as the preferred provider for hospital discharge-driven care, and we are actively engaged in multiple conversations with health systems across the country. We believe this approach has the ability to strengthen our long-term positioning, expand patient access, and drive sustainable value for all stakeholders.

Our team remains energized by the opportunity ahead, and I want to thank our employees, partners, and shareholders for their continued support as we drive forward.”

“With a healthy balance sheet, modest leverage, and ample liquidity, we are well-equipped to support our near-term growth plans and pursue strategic initiatives, including health system partnerships.,” said Hardik Mehta, Chief Financial Officer of Quipt. “This financial strength gives us the flexibility to support our organic growth initiatives and economically scale the business. Our cost structure is optimized, scalable, and aligned with our long-term objectives, and as we continue to strive for execution of our strategic growth plans, we expect this operational discipline to support strong margin performance throughout the year. We remain confident that our financial foundation, combined with a clear strategic direction, will support consistent margin strength and long-term value creation as we move through the remainder of 2025 and into 2026.”

1 Non-GAAP financial measure or ratio. See “Non-GAAP Financial Measures” below for additional information.

ABOUT QUIPT HOME MEDICAL CORP.

The Company provides in-home monitoring and disease management services including end-to-end respiratory solutions for patients in the United States healthcare market. It seeks to continue to expand its offerings to include the management of several chronic disease states focusing on patients with heart or pulmonary disease, sleep disorders, reduced mobility, and other chronic health conditions. The primary business objective of the Company is to create shareholder value by offering a broader range of services to patients in need of in-home monitoring and chronic disease management. The Company’s organic growth strategy is to increase annual revenue per patient by offering multiple services to the same patient, consolidating the patient’s services, and making life easier for the patient.

Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). The words “may”, “would”, “could”, “should”, "potential”, "will”, "seek”, "intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “outlook”, or the negatives thereof or variations of such words, and similar expressions as they relate to the Company, including: the Company anticipating strong margin performance throughout the year and a return to historical organic growth levels in calendar 2025; are intended to identify forward-looking statements. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions, including, without limitation: the Company successfully identifying, negotiating and completing additional acquisitions; operating and other financial metrics maintaining their current trajectories, the Company not being impacted by any further external and unique events like the

EXHIBIT 99.1

Medicare 75/25 rate cut and the Change Healthcare cybersecurity incident for the remainder of 2025; and the Company not being subject to a material change to it cost structure. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. Examples of such risk factors include, without limitation: risks related to credit, market (including equity, commodity, foreign exchange and interest rate), liquidity, operational (including technology and infrastructure), reputational, insurance, strategic, regulatory, legal, environmental, and capital adequacy; the general business and economic conditions in the regions in which the Company operates; the ability of the Company to execute on key priorities, including the successful completion of acquisitions, business retention, and strategic plans and to attract, develop and retain key executives; difficulty integrating newly acquired businesses; the ability to implement business strategies and pursue business opportunities; low profit market segments; disruptions in or attacks (including cyber-attacks) on the Company's information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which the Company is exposed; the failure of third parties to comply with their obligations to the Company or its affiliates; the impact of new and changes to, or application of, current laws and regulations; decline of reimbursement rates; dependence on few payors; possible new drug discoveries; a novel business model; dependence on key suppliers; granting of permits and licenses in a highly regulated business; legal proceedings and litigation, including as it relates to the civil investigative demand (“CID”) received from the Department of Justice; increased competition; changes in foreign currency rates; increased funding costs and market volatility due to market illiquidity and competition for funding; the availability of funds and resources to pursue operations; critical accounting estimates and changes to accounting standards, policies, and methods used by the Company; the Company’s status as an emerging growth company and a smaller reporting company; the occurrence of natural and unnatural catastrophic events or health epidemics or concerns; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with United States Securities and Exchange Commission  and available at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K, and with the securities regulatory authorities in certain provinces of Canada and available at www.sedarplus.com. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statement prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

Non-GAAP Financial Measures

This press release refers to “Adjusted EBITDA”, “Recurring Revenue”, and “Net Debt to Adjusted EBITDA Leverage Ratio”, which are non-GAAP financial measures that do not have standardized meanings prescribed by generally accepted accounting principles in the United States (“GAAP”). The Company’s presentation of these financial measures may not be comparable to similarly titled measures used by other companies. These financial measures are intended to provide additional information to investors concerning the Company’s performance.

Adjusted EBITDA is calculated as net loss, and adding back depreciation and amortization, right-of-use operating lease amortization and interest, interest expense, net, provision for income taxes, certain professional fees, including those related to the CID, the loss of private issuer status, and proxy contests and other actions of activist shareholders, stock-based compensation, acquisition-related costs, change in fair value of derivative liability – interest rate swaps, loss on foreign currency transactions, and share of loss in equity method investment. The following table shows our non-GAAP measure, Adjusted EBITDA, reconciled to our GAAP net loss for the following indicated periods (in $millions):

EXHIBIT 99.1

	Three	Three	Six	Six
	months	months	months	months
	ended March	ended March	ended March	ended March
	31, 2025	31, 2024	31, 2025	31, 2024
Net loss	$(3.0)	$(0.7)	$(4.1)	$(2.2)
Add back:
Depreciation and amortization	11.4	10.8	22.4	21.9
Interest expense, net	1.6	1.6	3.1	3.2
Right-of-use operating lease amortization and interest	1.6	1.5	3.2	2.9
Provision for income taxes	-	0.2	0.1	0.5
Professional fees	1.0	1.0	1.8	1.5
Stock-based compensation	0.3	0.7	0.5	1.7
Acquisition-related costs	0.0	-	0.1	0.2
Change in fair value of derivative liability - interest rate swaps	0.4	(0.6)	(0.6)	0.3
Loss on foreign currency transactions	-	0.3	0.8	-
Share of loss in equity method investment	0.1	0.1	0.1	0.2
Adjusted EBITDA	$13.4	$14.9	$27.4	$30.2

Recurring Revenue for Q2 2025 is calculated as rentals of medical equipment of $24.0 million plus sales of respiratory resupplies of $22.3 million for a total of $46.3 million, divided by total revenues of $57.4 million, or 81%.

Net Debt to Adjusted EBITDA Leverage Ratio is calculated as Net Debt, divided by (Adjusted EBITDA for Q2 times four), and is reconciled as follows (in $millions):

As of and for the three months ended March 31, 2025
Senior credit facility, principal	$71.5
Equipment loans	10.1
Lease liabilities	17.9
Cash	(17.1)
Net Debt	82.4
Adjusted EBITDA for Q2 times four	$53.6
Net Debt to Adjusted EBITDA Leverage Ratio	1.5x

For further information please visit our website at www.Quipthomemedical.com, or contact:

Cole Stevens

VP of Corporate Development

Quipt Home Medical Corp.

859-300-6455

cole.stevens@myquipt.com

Gregory Crawford

Chief Executive Officer

Quipt Home Medical Corp.

859-300-6455

investorinfo@myquipt.com